UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

(STORE Capital LLC as successor by merger to STORE Capital Corporation)

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on February 3, 2023 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 15, 2022 (the “Merger Agreement”), by and among STORE Capital Corporation, a Maryland corporation (“STORE”), Ivory Parent, LLC, a Delaware limited liability company (“Parent”), and Ivory REIT, LLC, a Delaware limited liability company (“Merger Sub” and, together with Parent, the “Parent Parties”). The Parent Parties are affiliates of GIC, a global institutional investor, and Oak Street Real Estate Capital, a division of Blue Owl Capital, Inc. Pursuant to the Merger Agreement, on the Closing Date, STORE merged with and into Merger Sub (the “Merger”), with Merger Sub surviving (the “Surviving Entity”) as a subsidiary of Parent and Ivory SuNNNs LLC, an affiliate of GIC, and the separate existence of STORE ceased. Immediately following the completion of the Merger, the Surviving Entity changed its name to “STORE Capital LLC.” Unless otherwise indicated or the context requires otherwise, references in this report to the “Company” refer to STORE Capital LLC and its subsidiaries.

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Term Loan Facility and Property Management Agreement

In connection with the completion of the Merger, on the Closing Date, the Company entered into a credit agreement, dated as of February 3, 2023 (the “Credit Agreement”), among each of STORE Master Funding VIII, LLC, STORE Master Funding IX, LLC, STORE Master Funding XI, LLC, STORE Master Funding XIII, LLC, STORE Master Funding XVI, LLC, STORE Master Funding XVII, LLC, STORE Master Funding XVIII, LLC, STORE Master Funding XXI, LLC, STORE Master Funding XXII, LLC, STORE Master Funding XXIII, LLC, STORE Master Funding XXIV, LLC, STORE Master Funding XXV, LLC, STORE Master Funding XXVI, LLC and STORE Master Funding XXVII, LLC (collectively, the “Borrowers”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”), Citibank, N.A., as payment agent, and the other lenders and parties identified therein. Each of the Borrowers is a Delaware limited liability company and a wholly owned, special purpose, bankruptcy-remote, indirect subsidiary of the Company.

The Credit Agreement provides for a secured term loan of $2.0 billion (the “Term Loan Facility”). Unless otherwise terminated pursuant to the terms of the Credit Agreement, the Term Loan Facility matures in February 2025, subject to two six-month extension options that the Company may exercise pursuant to certain terms and conditions, including payment of an extension fee. Amounts outstanding under the Term Loan Facility will bear interest at a floating rate equal to the one-month Secured Overnight Financing Rate (“SOFR”), plus a spread of 2.75%; provided that, if amounts outstanding on May 3, 2023 (the date that is three months following the Closing Date) is greater than $1.5 billion, the spread will automatically increase to 3.00%. The Credit Facility is secured by a collateral pool of properties owned by the Borrowers and is generally non-recourse to the Company (subject to certain customary limited exceptions).

In connection with entering into the Credit Agreement, the Company also entered into the Property Management and Servicing Agreement, dated as of February 3, 2023 (the “Property Management Agreement”), among the Borrowers, the Company, KeyBank National Association (“KeyBank”), as back-up manager (the “Back-Up Manager”), and the Administrative Agent. Under the Property Management Agreement, the Company serves as the property manager and special servicer and is responsible for servicing and administering the assets securing the Term Loan Facility. The Back-Up Manager, in its capacity as subservicer for the Company, is responsible for, among other things, collecting and remitting monthly lease payments and other amounts to the Administrative Agent on behalf of the Company.

The Borrowers are subject to certain restrictive covenants under the Credit Agreement and the Property Management Agreement, including with respect to the type of business they may conduct and other customary covenants for a bankruptcy-remote special purpose entity. The Credit Agreement and the Property Management Agreement permit the Borrowers to substitute real estate collateral from time to time for assets securing the Term Loan Facility, subject to certain conditions and limitations. The Property Management Agreement requires the Company to make reimbursable servicing advances in respect of the collateral under certain circumstances.

The foregoing descriptions of the Credit Agreement and the Property Management Agreement do not purport to be complete and are qualified in their entirety by the full text of the Credit Agreement and the Property Management Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Unsecured Revolving Credit Facility and Term Loan

In connection with the completion of the Merger, on the Closing Date, the Company entered into a credit agreement, dated as of February 3, 2023 (the “Unsecured Credit Agreement”), with KeyBank, as administrative agent, and the other lenders and parties identified therein. The Unsecured Credit Agreement provides for a senior unsecured revolving credit facility of up to $500 million, with a sublimit of $200 million for swingline loans and $75 million for letters of credit (the “Unsecured Revolving Credit Facility”) and an unsecured term loan of $600 million (the “Unsecured Term Loan”). The Unsecured Credit Agreement also includes capacity for uncommitted incremental term loans and revolving commitments, whether in the form of additional facilities or an increase to the existing facilities, up to an aggregate amount for all revolving commitments and term loans under the Unsecured Credit Agreement of $2.5 billion. Unless otherwise terminated pursuant to the terms of the Unsecured Credit Agreement, the Unsecured Revolving Credit Facility matures in February 2027, subject to two six-month extension options that the Company may exercise pursuant to certain terms and conditions, including payment of an extension fee, and the Unsecured Term Loan matures in April 2027. Amounts outstanding under the Unsecured Revolving Credit Facility and the Unsecured Term Loan will bear interest at floating rates equal to, at the Company’s option, either (i) SOFR plus an applicable margin or (ii) a Base Rate (as defined in the Unsecured Credit Agreement) plus an applicable margin. Depending on the Company’s consolidated total leverage ratio (as defined in the Unsecured Credit Agreement), the Unsecured Revolving Credit Facility spread ranges from 1.00% to 1.45% for SOFR borrowings and from 0.00% to 0.45% for Base Rate borrowings and the Unsecured Term Loan spread ranges from 1.10% to 1.70% for SOFR borrowings and from 0.10% to 0.70% for Base Rate borrowings. Subject to KeyBank (at the direction of lenders having more than 50% of the aggregate amount of the commitments and the outstanding term loans of all lenders under the Unsecured Credit Agreement) and the Company agreeing on environmental sustainability metric procedures, and the Company’s satisfaction thereof, the margins applicable to SOFR and Base Rate borrowings, and the letter of credit fees, may be reduced by one basis point. Additionally, the Company is required to pay a facility fee on the total commitment amount of the Unsecured Revolving Credit Facility (whether or not utilized) ranging from 0.15% to 0.30%, depending on the Company’s consolidated total leverage ratio. The Unsecured Credit Agreement contains various restrictive financial and nonfinancial covenants which, among other things, require the Company to maintain certain leverage ratios, cash flow and debt service coverage ratios and secured borrowing ratios.

In connection with the completion of the Merger, on the Closing Date, the Company repaid in full all indebtedness, liabilities and other obligations outstanding under the prior revolving credit agreement and term loan agreement (see Item 1.02 below) and, as of February 3, 2023, there were no amounts outstanding under the Unsecured Revolving Credit Facility.

The foregoing description of the Unsecured Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Unsecured Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Fifth Supplemental Indenture

In connection with the completion of the Merger, on the Closing Date, the Company, STORE and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), entered into the Supplemental Indenture No. 5 (the “Fifth Supplemental Indenture”) to the Indenture, dated as of March 15, 2018, between STORE and the Trustee, as supplemented by the Supplemental Indenture No. 1, dated as of March 15, 2018, the Supplemental Indenture No. 2, dated as of February 28, 2019, the Supplemental Indenture No. 3, dated as of November 18, 2020, and the Supplemental Indenture No. 4, dated as of November 17, 2021 (the base indenture, as so supplemented, the “Indenture”), pursuant to which the Company assumed STORE’s obligations under the Indenture and the following outstanding securities issued thereunder: (i) $350 million aggregate principal amount of 4.50% Senior Notes due 2028; (ii) $350 million aggregate principal amount of 4.625% Senior Notes due 2029; (iii) $350 million aggregate principal amount of 2.750% Senior Notes due 2030 and (iv) $375 million aggregate principal amount of 2.700% Senior Notes due 2031.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by the full text of the Fifth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note and Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger, on the Closing Date, STORE repaid in full all indebtedness, liabilities and other obligations outstanding under, and terminated, (i) the Second Amended and Restated Credit Agreement, dated June 3, 2021, by and among STORE, as borrower, KeyBank, as administrative agent, and the other lenders and parties identified therein, which provided for a senior unsecured revolving credit facility of up to $600 million, with a sublimit of $200 million for swingline loans and $75 million for letters of credit and (ii) the Term Loan Agreement, dated as of April 28, 2022, by and among STORE, as borrower, KeyBank, as administrative agent, and the other lenders and parties identified therein, which provided for a senior unsecured term loan of $600 million.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and conditions of the Merger Agreement, at or immediately prior to, as applicable, the effective time of the Merger (the “Merger Effective Time”), among other things:

•

Common Stock: Each share of common stock of STORE, par value $0.01 per share (“Common Stock”), other than shares of Common Stock held by STORE, the Parent Parties or any of their respective wholly-owned subsidiaries, issued and outstanding immediately prior to the Merger Effective Time, was automatically cancelled and converted into the right to receive an amount in cash equal to $32.25 per share (the “Merger Consideration”), without interest.

•

Restricted Stock: Each outstanding award of restricted shares of Common Stock granted pursuant to the STORE Capital Corporation 2015 Omnibus Equity Incentive Plan (including any amendments, the “Equity Incentive Plan”) automatically became fully vested and all restrictions and repurchase rights thereon lapsed, and thereafter all shares of Common Stock represented thereby were considered outstanding for all purposes under the Merger Agreement and subject to the right to receive an amount in cash equal to the Merger Consideration, less required withholding taxes.

•

Performance Units: Outstanding awards of performance-based restricted share units with respect to shares of Common Stock (“Performance Units”) granted pursuant to the Equity Incentive Plan automatically became earned and vested in accordance with the actual level of performance of STORE as of the date of execution of the Merger Agreement, and thereafter were cancelled and, in exchange therefor, each holder of any such cancelled vested Performance Units ceased to have any rights with respect thereto, except the right to receive as of the Merger Effective Time, in consideration for the cancellation of such vested Performance Units and in settlement therefor, an amount in cash equal to (i) the product of (a) the Merger Consideration and (b) the number of so-determined earned performance shares subject to such vested Performance Units, without interest, less required withholding taxes and (ii) an amount equivalent to all accrued and unpaid cash dividends that would have been paid on the number of so-determined earned shares of Common Stock subject to such vested Performance Units as if they had been issued and outstanding from the date of grant up to, and including, the Merger Effective Time, less required withholding taxes.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to STORE’s Current Report on Form 8-K filed on September 15, 2022 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On February 3, 2023, in connection with the completion of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading in the shares of Common Stock and file with the Securities and Exchange Commission (“SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Stock from the NYSE and deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

On February 3, 2023, the Company issued 125 Series A Preferred Units (the “Series A Preferred Units”) for an aggregate cash amount of $125,000. The issuance of the Series A Preferred Units was made in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Merger Effective Time, the holders of shares of Common Stock outstanding immediately before the Merger ceased to have any rights as stockholders of STORE (other than their right to receive the Merger Consideration).

Upon issuance of the Series A Preferred Units referenced in Item 3.02 above and Item 5.03 below, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, the common units or any other membership interests or equity securities issued by the Company ranking junior to or on a parity with the Series A Preferred Units will be subject to certain restrictions in the event that the Company does not declare distributions on the Series A Preferred Units during any distribution period.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, at the Merger Effective Time, a change of control of STORE occurred, and Merger Sub as successor by merger to STORE, remains a subsidiary of Parent, an affiliate of GIC and Oak Street Real Estate Capital, and Ivory SuNNNs LLC, an affiliate of GIC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Board of Directors

As a result of the Merger and pursuant to the Merger Agreement, at the Merger Effective Time, STORE ceased to exist and Merger Sub continued as the Surviving Entity. In connection with the completion of the Merger, at the Merger Effective Time, each of Jawad Ahsan, Joseph M. Donovan, David M. Edwards, Mary B. Fedewa, Morton H. Fleischer, William F. Hipp, Tawn Kelley, Catherine D. Rice and Quentin P. Smith, Jr. resigned from the Board of Directors of STORE and any committee or subcommittee thereof. These resignations were in connection with the Merger and not as a result of any disagreements between STORE and the resigning individuals on any matters relating to STORE’s operations, policies or practices.

In connection with the completion of the Merger, as specified in the Second Amended and Restated Limited Liability Company Agreement of Merger Sub, dated as of February 1, 2023 (the “Second Amended and Restated Operating Agreement”), Mary B. Fedewa, Adam Gallistel, Jesse Hom, Michael Reiter, Daniel Santiago and Marc Zahr were appointed to the Board of Directors of Merger Sub, effective as of February 1, 2023, and, as a result of the Merger, at the Merger Effective Time, such persons constituted the Board Directors of the Surviving Entity (the “Board”). Biographical information with respect to each member of the Board is set forth in Exhibit 99.2 attached hereto and is incorporated herein by reference.

Executive Officers

As a result of the Merger and pursuant to the Merger Agreement, at the Merger Effective Time, STORE ceased to exist and Merger Sub continued as the Surviving Entity. At the Merger Effective Time, Mary B. Fedewa, Craig A. Barnett, Chad A. Freed, Lori Markson, Tyler S. Maertz, David Alexander McElyea and Ashley A. Dembowski ceased to be officers of STORE by operation of the Merger.

On February 1, 2023, the Board appointed the following individuals to the offices of Merger Sub set forth opposite their names and as a result of the Merger, at the Merger Effective Time, to the offices of the Surviving Entity:

•	Mary B. Fedewa – President, Chief Executive Officer and Assistant Secretary

•	Craig A. Barnett – Executive Vice President – Underwriting & Portfolio Management

•	Chad A. Freed – Executive Vice President – General Counsel, Chief Compliance Officer and Secretary

•	Lori Markson – Executive Vice President – Portfolio Operations

•	Tyler S. Maertz – Executive Vice President - Acquisitions

•	David Alexander McElyea – Executive Vice President - Data Analytics & Business Strategy

•	Ashley A. Dembowski – Senior Vice President – Corporate Controller & Chief Accounting Officer

Biographical information with respect to each executive officer of the Company is set forth in Exhibit 99.2 attached hereto and is incorporated herein by reference.

Compensatory Plans

Pursuant to the terms of the Merger Agreement, in connection with the completion of the Merger, STORE terminated the Equity Incentive Plan, the STORE Capital Corporation 2012 Long-Term Incentive Plan and the STORE Capital Corporation Retirement Succession Policy.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger, at the Merger Effective Time, (i) the Articles of Amendment and Restatement and Fourth Amended and Restated Bylaws of STORE ceased to be in effect and (ii) the Certificate of Formation of Merger Sub and the Second Amended and Restated Operating Agreement became the organizational documents of Surviving Entity. Immediately following the Merger Effective Time, the Surviving Entity amended and restated the Second Amended and Restated Operating Agreement (the Third Amended and Restated Limited Liability Company Agreement, dated as of February 3, 2023, the “Operating Agreement”) and amended the Certificate of Formation of the Surviving Entity (as amended and in effect on the date hereof, the “Certificate of Formation”), and the Operating Agreement and the Certificate of Formation became the organizational documents of the Company.

Among other things, the Operating Agreement classified and designated 125 Series A Preferred Units. The Series A Preferred Units will, with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to the Company’s common units and to all other membership interests and equity securities issued by the Company (collectively, the “Junior Securities”). The terms “membership interests” and “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Company. Each holder of the then outstanding Series A Preferred Units will be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12.0% per annum of the total of $1,000 per unit, plus all accumulated and unpaid distributions thereon. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (each, a “Liquidation Event”), the holders of Series A Preferred Units then outstanding will be entitled to be paid, out of the assets of the Company legally available for distribution to its members, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000 per unit; (ii) all accumulated and unpaid distributions thereon through and including the date of payment and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires, the per unit Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. The Company, at its option, may redeem some or all of the Series A Preferred Units at any time or from time to time, for cash at a redemption price equal to $1,000 per unit, plus all accrued but unpaid distributions thereon to and including the date fixed for redemption, plus a redemption premium per unit (the “Redemption Premium”) calculated as follows based on the date fixed for redemption: (i) until December 31, 2024, $100 and (ii) thereafter, no Redemption Premium.

The foregoing descriptions of the Operating Agreement and the Certificate of Formation do not purport to be complete and are qualified in their entirety by the full text of the Operating Agreement and the Certificate of Formation, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On February 3, 2023, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to the consummation of the Merger, STORE was a party to (i) the Note Purchase Agreement, dated as of November 19, 2015, by and among STORE and the purchasers identified therein (the “2015 Note Purchase Agreement”), pursuant to which STORE issued $100,000,000 aggregate principal amount of its 5.24% Senior Notes, Series B, due November 21, 2024 (the “Series B Notes”), and (ii) the Note Purchase Agreement, dated as of April 28, 2016, by and among STORE and the purchasers identified therein (the “2016 Note Purchase Agreement” and, together with the 2015 Note Purchase Agreement, the “Note Purchase Agreements”), pursuant to which STORE issued $200,000,000 aggregate principal amount of its 4.73% Senior Notes, Series C, due April 28, 2026 (the “Series C Notes” and, together with the Series B Notes, the “Notes”). Pursuant to the Note Purchase Agreements, following the occurrence of a “Change of Control” (as defined in the Note Purchase Agreements), STORE is required to offer to prepay all, but not less than all, of the outstanding Notes held by each registered holder at 100% of the aggregate principal amount of such Notes together with accrued and unpaid interest thereon, if any, to, but excluding, the prepayment date. In connection with the completion of the Merger (which constitutes a “Change of Control” under the Notes Purchase Agreements), on February 3, 2023, the Company commenced an offer to repurchase the Notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon (the “Change of Control Offer”). The Change of Control Offer will be made pursuant to a change of control notice and offer to purchase and an accompanying notice of acceptance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2022, by and among Ivory Parent, LLC, Ivory REIT, LLC, and STORE Capital Corporation (incorporated by reference to Exhibit 2.1 to STORE Capital Corporation’s Current Report on Form 8-K, filed on September 15, 2022).

3.1	Third Amended and Restated Limited Liability Company Agreement of Ivory REIT, LLC, dated as of February 3, 2023.

3.2	Certificate of Formation of Ivory REIT, LLC, dated August 30, 2022, as amended effective February 3, 2023.

4.1	Supplemental Indenture No. 5, dated as of February 3, 2023, by and between Ivory REIT, LLC, STORE Capital Corporation and Wilmington Trust Company, as Trustee.

10.1	Credit Agreement, dated as of February 3, 2023, among the Borrowers identified therein, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Citibank, N.A., as Payment Agent, and the other lenders identified therein.

10.2	Property Management and Servicing Agreement, dated as of February 3, 2023, among the Borrowers identified therein, Ivory REIT, LLC (renamed STORE Capital LLC following the Merger Effective Time), as Property Manager and Special Servicer, KeyBank National Association, as Back-Up Manager, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.3	Credit Agreement, dated as of February 3, 2023, by and among Ivory REIT, LLC (renamed STORE Capital LLC following the Merger Effective Time), KeyBank National Association, as Administrative Agent, and the other lenders and parties identified therein.

99.1	Press Release, issued February 3, 2023.

99.2	Biographical Information for Directors and Executive Officers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital LLC (as successor by merger to STORE Capital Corporation)
Dated: February 3, 2023

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel